AGREEMENT

This agreement is entered in this 13 th day of July,2000.

AMONG:


     MANSION SEQUNDO MILENIO,S.A., having a business office located at Apartado 5173-1000 San Jose, Costa Rica . (MANSION)


 AND:
     E-VEGAS .COM. INC., having a business office located at Suite 101-565 Bernard Avenue, Kelowna, B.C., V1Y 8R4. (E-VEGAS)

WHEREAS:

     A. E-VEGAS operates enterprises including casino games and sportsbooks over the internet for profit.

     B. MANSION is a software development registered in Costa Rica and located in Costa Rica that has developed certain casino gaming , sportsbook and indices wagering software. (the TECHNOLOGY)

     C. E-VEGAS shall have exclusive world wide rights to market, license and sub-license the technology.

     D. MANSION shall develop all the Technology to a commercial level of functionality and assist E- VEGAS in licensing the Technology to other Internet casino gaming and sportsbook operators;

     NOW THEREFORE in consideration of one dollar ($1.00) (the receipt and sufficiency of which is hereby acknowledged) and the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1)       Capital Contributions

     a) Each of E-VEGAS and MANSION shall contribute the following a capital property to E-VEGAS and receive in consideration therefore in common shares in the capital stock of E-VEGAS.

       i)     E-VEGAS
US $300,000 and 2,000,000 shares of E-VEGAS. Moneys to be used to pay MANSION to finish off the development of the technology.

       ii)      MANSION
all executable and source code related to the beta Technology, all information, disks, documentation, research whether in electronic or printed form which related to the technology.

     iii)
E-VEGAS
will issue an additional 250,000 shares for each license delivered by MANSION in the next 12 months for a total of up to 5,000,000 shares.



     iv)      E-VEGAS
will pay a 5% maintenance fee to MANSION based on revenue received from licensees.


     b) Each of E-VEGAS and MANSION agree to contribute computer equipment, premises, customer lists, business plans, and other essential ingredients as required and as agreed to between the parties;

     c) The parties shall not be obliged, except by mutual agreement, to make contributions of money into MANSION in the excess of the contribution described in paragraph (a).

     d) The constating documents of MANSION shall define the rights and restrictions related to the equity interest held by both parties in E-VEGAS.

     2)   Scope and Activities of Business Venture

     a) The activities of the business venture in relation to the development of the technology shall include:

     i) Contracting with MANSION to develop the commercial software version of all the Technology;

     ii) Accepting financing for the future development of the Technology;

     iii) Obtaining licenses and approvals that are essential to the development of the Technology; and

             iv)   Licensing of the software.

      3)     Management


     a) MANSION shall be responsible for all activities required to develop and market the Technology including, without limitation;

     i) Supervising the development of the Technology; and the contracting for such development;

     ii) Obtaining all necessary governmental approvals required for the development of the Technology;

     iii) Preparing or arranging to have prepared all legal and other documents required for the development and marketing of the Technology;

     iv) Negotiation and settling contracts as required for the development and marketing of the Technology; and

     v) Arranging for advertising and completing other marketing activities.

     b) Decision making authority shall be vested in the board of directors of E-VEGAS initially Comprising of; Tony Markus, Rafael deNoya, Dean Fox, Larry Olson and Alan Serwa. The board of Directors shall be responsible for the approval of the following matters;

     i) The budget and any material changes thereto; and

     ii) All plans for the development and marketing of the Technology

All cheques issued by E-VEGAS shall be endorsed by a minimum of 2 directors signatures wherein one signatory shall be appointed by each of E-VEGAS and MANSION.

4)       Distribution of Income

     a) Cash flow in E-VEGAS shall be distributed in the following priority:

     i) 50% of gross income received from licensees

     ii) To pay taxes and operating expenses of E-VEGAS, including the development of the technology, marketing costs, legal and accounting costs;

     iii) To satisfy any other liabilities imposed on E-VEGAS

     iv) To pay any management fees or executive salaries as may be approved by the

5)       Jurisdiction and Venue

     a) All parties hereto agree the laws of the United States shall apply to the interpretation and Enforcement of this Agreement and that venue is hereby stipulated to be proper only in the Courts of the United States.

6)       Miscellaneous

     a) Each of the parties hereby covenants and agrees that at any time upon the request of the other party, do execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

     b) Any notice required or permitted to be given or delivery to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the address or telephone numbers set out above or to such address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received.


     i) The same day if given by personal service or if transmitted by fax; and
 .
     ii) The fifth day next following the day of posting if sent by regular post.

     c) All matters in difference between the parties in relation to this Agreement shall be referred to the arbitration of a single arbitrator, if the parties agree upon one, otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two names before they enter upon the business of arbitration. The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties and their respective heirs, executors, administrators and assigns.

     d) This agreement will be binding upon and ensure to the benefit of the parties hereto and their respective heirs, executors, successors, and assigns as the case may be. This Agreement may not be assigned without the prior written consent of the other Party.

     e) This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements promises, information, arrangements and understandings, whether oral or written, express or implied. This recitals and any schedules form a part of and are incorporated by reference into this Agreement.

     f) No modification or amendment to the agreement may be made unless agreed to by the parties thereto in writing.

     g) In the event any provision of this Agreement will be determined invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

     h) Time is of the essence.

     i) This agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.


     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.


E-VEGAS. Com. Inc.

/S/ Antal Markus


Per: Authorized signatory
Name: Antal Markus President



MANSION SEGUNDO MILENIO, S.A.

/S/ Rafael de Nayo


Per: Authorized signatory

Name:



MANSION SEGUNDO MILENIO, S.A.


Per: Authorized signatory


Name: